Exhibit 10.8

CTO REALTY GROWTH, INC.
PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (this “Agreement”) is made as of the 17th day of February, 2022 (the “Grant Date”), by and between CTO REALTY GROWTH, INC., a Maryland corporation (the “Company”), and __________________ (“Grantee”).

Background

The Company has adopted the Third Amended and Restated CTO Realty Growth, Inc. 2010 Equity Incentive Plan (the “Plan”), which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”).  Section 8 of the Plan provides that the Committee shall have the discretion and right to grant Performance Shares, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.  The Committee has granted Performance Shares to Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.  Grantee desires to accept the grant of Performance Shares and agrees to be bound by the terms and conditions of the Plan and this Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

Agreement

1.Award of Performance Shares.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to Grantee _____________________ (_____) (the “Performance Shares”) as of the Grant Date.  The extent to which Grantee’s rights and interest in the Performance Shares become vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 of this Agreement.  The grant of the Performance Shares is made in consideration of the services to be rendered by Grantee to the Company.
2.Performance Vesting.
(a)The vesting of Grantee’s rights and interest in the Performance Shares shall be determined in accordance with the performance vesting criteria set forth in Exhibit A hereto.  In addition to such vesting criteria, Grantee must remain in continuous employment with the Company or one of its Subsidiaries from the Grant Date through the end of the Performance Period in order to have a vested and nonforfeitable right to the Performance Shares, and any termination of employment prior to the end of the Performance Period shall result in the forfeiture of the Performance Shares.  Notwithstanding the foregoing, Grantee’s rights and interest in the Performance Shares, unless previously forfeited, shall fully vest upon Grantee’s termination of employment (a) without “Cause” (as defined below) or (b) for “Good Reason” (as defined below), in each case, at any time during the 24-month period following a Change in Control (as defined below).
(b)“Cause” shall have the meaning ascribed to such term in Grantee’s employment or similar agreement with the Company; provided, that if Grantee is not a party to such an agreement with the Company, then “Cause” shall mean (i) Grantee’s arrest or conviction for, plea of nolo contendere to, or admission of the commission of, any act of fraud, misappropriation, or embezzlement, or a criminal felony involving dishonesty or moral turpitude; (ii) a breach by Grantee of any material provision of this Agreement or any employment or similar agreement, provided that Grantee is given reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach; (iii) any act or intentional omission by Grantee involving dishonesty or moral turpitude; (iv) Grantee’s material failure to adequately perform his or her duties and responsibilities as such duties and responsibilities are, from time to time, in the Company’s discretion, determined and after reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach; or (iv) any intentional independent act by Grantee that would cause the Company significant reputational injury.
(c)“Change in Control” means any of the following events: (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); (ii) approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.
(d)“Good Reason” shall have the meaning ascribed to such term in Grantee’s employment or similar agreement with the Company; provided, that if Grantee is not a party to such an agreement with the Company, then “Good Reason” shall mean a material reduction in Grantee’s compensation or employment related benefits, or a material change in Grantee’s status, working conditions or management responsibilities.  Unless provided otherwise in Grantee’s employment or similar agreement, Grantee’s termination of employment shall not constitute a termination for Good Reason unless Grantee first provides written notice to the Company of the existence of the Good Reason within sixty (60) days following the effective date of the occurrence of the Good Reason, and the Good Reason remains uncorrected by the Company for more than thirty (30) days following such written notice of the Good Reason from Grantee to the Company, and the effective date of

Grantee’s termination of employment is within one (1) year following the effective date of the occurrence of the Good Reason.
3.Shareholder Rights; Restrictions on Transfer.
(a)Grantee shall not have any right to vote any Performance Shares and shall not receive any dividends with respect to any unvested Performance Shares.  Notwithstanding the foregoing, if the Company declares and pays dividends on its outstanding Shares during the Performance Period, Grantee will be entitled to have dividend equivalents accrued with respect to the Performance Shares.  Such dividend equivalents shall vest or be forfeited in the same manner and to the same extent as the Performance Shares to which they relate, and shall, to the extent they become vested, be paid to Grantee in cash no later than sixty (60) days after the conclusion of the Performance Period.
(b)Except as otherwise provided for in Section 12 of the Plan, the Performance Shares may not be sold, assigned, transferred, pledged or otherwise disposed of by Grantee.  Any attempt to transfer the Performance Shares in violation of this Section 3(b) shall render the Performance Shares null and void.
4.Taxes.  Grantee shall pay to the Company all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Performance Shares.  Such payment shall be made in full, at Grantee’s election, in cash or check, by withholding from Grantee’s next normal payroll, or by the tender of Shares of the Company’s common stock (including the withholding of Shares otherwise issuable upon vesting of the Performance Shares, provided that the number of Shares so withheld does not exceed the amount necessary to satisfy the maximum statutory tax rates in Grantee’s applicable jurisdictions).  Shares tendered or withheld as payment of required withholding shall be valued at the closing price per share of the Company’s common stock on the date such withholding obligation arises.
5.No Effect on Employment or Rights under Plan.  Nothing in the Plan or this Agreement shall confer upon Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of Grantee regardless of the effect of such termination of employment on the rights of Grantee under the Plan or this Agreement.  If Grantee’s employment is terminated for any reason whatsoever (and whether lawful or otherwise), Grantee will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of Grantee’s rights or benefits (actual or prospective) under this Agreement or any Award (including any unvested portion of any Performance Shares) or otherwise in connection with the Plan.  The rights and obligations of Grantee under the terms of Grantee’s employment with the Company or any Subsidiary will not be affected by Grantee’s participation in the Plan or this Agreement, and neither the Plan nor this Agreement form part of any contract of employment between Grantee and the Company or any Subsidiary.  The granting of Awards (including the Performance Shares) under the Plan is entirely at the discretion of the Committee, and Grantee shall not in any circumstances have any right to be granted any other award concurrently or in the future.

6.Governing Law; Compliance with Law.
(a)This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to conflict of law principles.
(b)The issuance and transfer of Performance Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s securities may be listed.  No Performance Shares, or any share of common stock underlying such Performance Shares, shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
(c)A legend may be placed on any certificate(s) or other document(s) delivered to Grantee indicating restrictions on transferability of the Performance Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of any applicable federal or state securities laws or any stock exchange on which the Company’s securities may be listed.
7.Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and Grantee and their heirs, legal representatives, successors and permitted assigns.
8.Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
9.Entire Agreement.  Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.
10.Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
11.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
12.No Impact on Other Benefits.  The value of the Performance Shares is not part of Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
13.Additional Acknowledgements.  By their signatures below, Grantee and the Company agree that the Performance Shares are granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

CTO REALTY GROWTH, INC.

BY:________________________________

Name:

Title:

I have read the Third Amended and Restated CTO Realty Growth, Inc. 2010 Equity Incentive Plan originally adopted by the Company’s stockholders on April 28, 2010, last amended, amended July 28, 2021, and by my signature I agree to be bound by the terms and conditions of said Plan and this Agreement.

Date:

[name of Grantee]

EXHIBIT A

VESTING OF PERFORMANCE SHARES (3-YEAR PERFORMANCE)

1.Vesting of Performance Shares:

The number of Performance Shares that shall vest under this Agreement shall be based upon the following performance goal: The Company’s Total Shareholder Return as compared to the Total Shareholder Return of the Comparison Group during the Performance Period, as further described below.  Upon (a) the expiration of the Performance Period, and (b) the Committee’s determination and certification of the extent to which the performance goal has been achieved, the Participant shall become vested in the number of Performance Shares that corresponds to the level of achievement of the performance goal set forth below that is certified by the Committee.  Such determination and certification shall occur no later than sixty (60) days after the conclusion of the Performance Period.

2.Determination of Comparison Group:

The “Comparison Group” used for purposes of this Exhibit A shall consist of the companies comprising the MSCI US REIT Index as of the date of this Agreement, which companies are listed on the attached Schedule A-1.

If a company in the Comparison Group experiences a bankruptcy event during the Performance Period, the company will remain in the Comparison Group and its stock price will continue to be tracked for purposes of the Total Shareholder Return calculation.  If the company is subsequently acquired or goes private, the provisions below will apply.  If the company liquidates, the company will remain in the Comparison Group and its Ending Stock Price will be reduced to zero.

If a company in the Comparison Group is acquired by another company in the Comparison Group, the acquired company will be removed from the Comparison Group and the surviving company will remain in the Comparison Group.

If a company in the Comparison Group is acquired by a company not in the Comparison Group, the acquired company will remain in the Comparison Group, and its Ending Stock Price will be equal to the value per share of the consideration paid to the shareholders of the acquired company in the transaction.  The surviving company in such transaction will not be added to the Comparison Group.

If a company in the Comparison Group ceases to be a public company due to a going private transaction, the company will remain in the Comparison Group, and its Ending Stock Price shall be equal to the value per share of the consideration paid to the shareholders of the target company in the transaction.

3.Calculation of Total Shareholder Return:

“Total Shareholder Return” for the Company and each company in the Comparison Group shall include dividends paid and shall be determined as follows:

Total Shareholder Return	=	Change in Stock Price + Dividends Paid
Beginning Stock Price

“Beginning Stock Price” shall mean the average closing sale price of one (1) share of common stock for the twenty (20) trading days immediately prior to the first day of the Performance Period, as reported by the New York Stock Exchange, such other national securities exchange on which the stock is traded or, if the stock is traded over-the-counter, the OTC Bulletin Board, Pink OTC Markets Inc. or other applicable reporting organization.  The Beginning Stock Price shall be appropriately adjusted to reflect any stock splits, reverse stock splits or stock dividends during the Performance Period.

“Change in Stock Price” shall mean the difference between the Ending Stock Price and the Beginning Stock Price.

“Dividends Paid” shall mean the total of all cash and in-kind dividends paid on (1) share of stock during the Performance Period.

“Ending Stock Price” shall mean the average closing sale price of one (1) share of common stock for the twenty (20) trading days immediately prior to the last day of the Performance Period, except as otherwise provided under “Determination of Comparison Group” above.  Such closing sale prices shall be as reported by the New York Stock Exchange, such other national securities exchange on which the stock is traded or, if the stock is traded over-the-counter, the OTC Bulletin Board, Pink OTC Markets Inc. or other applicable reporting organization.

“Performance Period” shall mean the period commencing on January 1, 2022 and ending on December 31, 2024.

4.Calculation of Percentile Rank:

Following the Total Shareholder Return determination for the Company and the companies in the Comparison Group, the “Company Rank” within the Comparison Group shall be determined by listing each company in the Comparison Group (including the Company) from the highest Total Shareholder Return to lowest Total Shareholder Return and counting up to the Company from the company with the lowest Total Shareholder Return.

The Company’s “Percentile Rank” shall then be determined as follows:

Percentile Rank for Comparison Group	=	Company Rank in Comparison Group
Total Number of Companies in the Comparison Group Including the Company

In the event that the Company’s Total Shareholder Return for the Performance Period is equal to the Total Shareholder Return(s) of one or more other companies in the Comparison Group for that same period, the Company’s Total Shareholder Return Percentile Rank will be determined by ranking the Company’s Total Shareholder Return for that period as being greater than such other companies in the Comparison Group.

5.Calculation of Number of Vested Performance Shares:

The percent of Performance Shares that vest shall then be determined based on the following chart:

Company’s Percentile Rank	Percent of Performance Shares to Vest
67th and above	150%
51st	100%
34th	50%
Below 34th	0%

Interpolation shall be used to determine the percent of Performance Shares that vest in the event the Company’s Percentile Rank does not fall directly on one of the ranks listed in the above chart.  Once the percent of Performance Shares to vest has been determined, the percent shall be multiplied by the number of Performance Shares awarded to determine the actual number of Performance Shares that vest, rounded to the next highest whole share.  All Performance Shares that do not vest in accordance with this Exhibit A shall be automatically forfeited and canceled.

6.Absolute TSR Governor:

Notwithstanding anything set forth in Section 5 above, and regardless of the Company’s Percentile Rank, if the Company’s Total Shareholder Return for the Performance Period does not exceed 3% per annum, then the number of Performance Shares that vest pursuant to Section 5 shall not exceed 100% of the number of Performance Shares granted.

SCHEDULE A-1

Component Companies of the RMZ MSCI US REIT Index as of 2/1/2022
	Name	Ticker	Exchange
1	Acadia Realty Trust	AKR	NYSE
2	Agree Realty Corp	ADC	NYSE
3	Alexander & Baldwin Inc	ALEX	NYSE
4	Alexander's Inc	ALX	NYSE
5	Alexandria Real Estate Equities Inc	ARE	NYSE
6	American Assets Trust Inc	AAT	NYSE
7	American Campus Communities Inc	ACC	NYSE
8	American Finance Trust Inc	AFIN	NASDAQ
9	American Homes 4 Rent	AMH	NYSE
10	Americold Realty Trust	COLD	NYSE
11	Apartment Income REIT Corp	AIRC	NYSE
12	Apartment Investment and Management Co	AIV	NYSE
13	Apple Hospitality REIT Inc	APLE	NYSE
14	Armada Hoffler Properties Inc	AHH	NYSE
15	AvalonBay Communities Inc	AVB	NYSE
16	Boston Properties Inc	BXP	NYSE
17	Brandywine Realty Trust	BDN	NYSE
18	Brixmor Property Group Inc	BRX	NYSE
19	Broadstone Net Lease Inc	BNL	NYSE
20	Camden Property Trust	CPT	NYSE
21	CareTrust REIT Inc	CTRE	NASDAQ
22	Centerspace	CSR	NYSE
23	Chatham Lodging Trust	CLDT	NYSE
24	City Office REIT Inc	CIO	NYSE
25	Community Healthcare Trust Inc	CHCT	NYSE
26	CorePoint Lodging Inc	CPLG	NYSE
27	CoreSite Realty Corp	COR	NASDAQ
28	Corporate Office Properties Trust	OFC	NYSE
29	Cousins Properties Inc	CUZ	NYSE
30	CubeSmart	CUBE	NYSE
31	CyrusOne Inc	CONE	NASDAQ
32	DiamondRock Hospitality Co	DRH	NYSE
33	Digital Realty Trust Inc	DLR	NYSE
34	DigitalBridge Group Inc	DBRG	NYSE
35	Diversified Healthcare Trust	DHC	NASDAQ
36	Douglas Emmett Inc	DEI	NYSE

	Name	Ticker	Exchange
37	Duke Realty Corp	DRE	NYSE
38	Easterly Government Properties Inc	DEA	NYSE
39	EastGroup Properties Inc	EGP	NYSE
40	Empire State Realty Trust Inc	ESRT	NYSE
41	EPR Properties	EPR	NYSE
42	Equinix Inc	EQIX	NASDAQ
43	Equity Commonwealth	EQC	NYSE
44	Equity LifeStyle Properties Inc	ELS	NYSE
45	Equity Residential	EQR	NYSE
46	Essential Properties Realty Trust Inc	EPRT	NYSE
47	Essex Property Trust Inc	ESS	NYSE
48	Extra Space Storage Inc	EXR	NYSE
49	Federal Realty Investment Trust	FRT	NYSE
50	First Industrial Realty Trust Inc	FR	NYSE
51	Four Corners Property Trust Inc	FCPT	NYSE
52	Franklin Street Properties Corp	FSP	NYSE
53	Gaming and Leisure Properties Inc	GLPI	NASDAQ
54	GEO Group Inc/The	GEO	NYSE
55	Getty Realty Corp	GTY	NYSE
56	Gladstone Commercial Corp	GOOD	NASDAQ
57	Gladstone Land Corp	LAND	NASDAQ
58	Global Medical REIT Inc	GMRE	NYSE
59	Global Net Lease Inc	GNL	NYSE
60	Healthcare Realty Trust Inc	HR	NYSE
61	Healthcare Trust of America Inc	HTA	NYSE
62	Healthpeak Properties Inc	PEAK	NYSE
63	Highwoods Properties Inc	HIW	NYSE
64	Host Hotels & Resorts Inc	HST	NASDAQ
65	Hudson Pacific Properties Inc	HPP	NYSE
66	Independence Realty Trust Inc	IRT	NYSE
67	Industrial Logistics Properties Trust	ILPT	NASDAQ
68	Innovative Industrial Properties Inc	IIPR	NYSE
69	Invitation Homes Inc	INVH	NYSE
70	Iron Mountain Inc	IRM	NYSE
71	iStar Inc	STAR	NYSE
72	JBG SMITH Properties	JBGS	NYSE
73	Kilroy Realty Corp	KRC	NYSE
74	Kimco Realty Corp	KIM	NYSE
75	Kite Realty Group Trust	KRG	NYSE
76	Lexington Realty Trust	LXP	NYSE

	Name	Ticker	Exchange
77	Life Storage Inc	LSI	NYSE
78	LTC Properties Inc	LTC	NYSE
79	Macerich Co/The	MAC	NYSE
80	Medical Properties Trust Inc	MPW	NYSE
81	MGM Growth Properties LLC	MGP	NYSE
82	Mid-America Apartment Communities Inc	MAA	NYSE
83	Monmouth Real Estate Investment Corp	MNR	NYSE
84	National Health Investors Inc	NHI	NYSE
85	National Retail Properties Inc	NNN	NYSE
86	National Storage Affiliates Trust	NSA	NYSE
87	NETSTREIT Corp	NTST	NYSE
88	NexPoint Residential Trust Inc	NXRT	NYSE
89	Office Properties Income Trust	OPI	NASDAQ
90	Omega Healthcare Investors Inc	OHI	NYSE
91	One Liberty Properties Inc	OLP	NYSE
92	Orion Office REIT Inc	ONL	NYSE
93	Paramount Group Inc	PGRE	NYSE
94	Park Hotels & Resorts Inc	PK	NYSE
95	Pebblebrook Hotel Trust	PEB	NYSE
96	Phillips Edison & Co Inc	PECO	NASDAQ
97	Physicians Realty Trust	DOC	NYSE
98	Piedmont Office Realty Trust Inc	PDM	NYSE
99	Plymouth Industrial REIT Inc	PLYM	NYSE
100	Prologis Inc	PLD	NYSE
101	PS Business Parks Inc	PSB	NYSE
102	Public Storage	PSA	NYSE
103	Realty Income Corp	O	NYSE
104	Regency Centers Corp	REG	NASDAQ
105	Retail Opportunity Investments Corp	ROIC	NASDAQ
106	Rexford Industrial Realty Inc	REXR	NYSE
107	RLJ Lodging Trust	RLJ	NYSE
108	RPT Realty	RPT	NYSE
109	Ryman Hospitality Properties Inc	RHP	NYSE
110	Sabra Health Care REIT Inc	SBRA	NASDAQ
111	Safehold Inc	SAFE	NYSE
112	Saul Centers Inc	BFS	NYSE
113	Seritage Growth Properties	SRG	NYSE
114	Service Properties Trust	SVC	NASDAQ
115	Simon Property Group Inc	SPG	NYSE
116	SITE Centers Corp	SITC	NYSE

	Name	Ticker	Exchange
117	SL Green Realty Corp	SLG	NYSE
118	Spirit Realty Capital Inc	SRC	NYSE
119	STAG Industrial Inc	STAG	NYSE
120	STORE Capital Corp	STOR	NYSE
121	Summit Hotel Properties Inc	INN	NYSE
122	Sun Communities Inc	SUI	NYSE
123	Sunstone Hotel Investors Inc	SHO	NYSE
124	Tanger Factory Outlet Centers Inc	SKT	NYSE
125	Terreno Realty Corp	TRNO	NYSE
126	UDR Inc	UDR	NYSE
127	UMH Properties Inc	UMH	NYSE
128	Universal Health Realty Income Trust	UHT	NYSE
129	Urban Edge Properties	UE	NYSE
130	Urstadt Biddle Properties Inc	UBA	NYSE
131	Ventas Inc	VTR	NYSE
132	Veris Residential Inc	VRE	NYSE
133	VICI Properties Inc	VICI	NYSE
134	Vornado Realty Trust	VNO	NYSE
135	Washington Real Estate Investment Trust	WRE	NYSE
136	Welltower Inc	WELL	NYSE
137	WP Carey Inc	WPC	NYSE
138	Xenia Hotels & Resorts Inc	XHR	NYSE